Exhibit 16

PricewaterhouseCoopers LLP
250 West Pratt Street
March 16, 2006	Suite 2100
Baltimore MD 21201-2304
Telephone (410) 783 7600
Facsimile (410) 783 7680

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Mercantile Bankshares Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of Mercantile Bankshares Corporation dated February 14, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,